EXHIBIT 11
                        J. BAKER, INC. AND SUBSIDIARIES
                 Computation of Net Earnings Per Common Share*
                                  (Unaudited)

                                                                        Quarter Ended                     Six Months Ended
                                                                  August 1,          August 2,         August 1,        August 2,
                                                                     1998               1997              1998             1997
                                                                   --------           --------          --------         ------

Net Earnings Per Common Share:

Net earnings, basic and diluted                                 $ 2,594,165        $ 1,904,108        $ 3,110,508      $ 2,173,119
                                                                ===========        ===========        ===========      ===========


Weighted average common
     shares outstanding, basic                                   13,979,160         13,912,934         13,949,728       13,902,952
                                                                 ----------         ----------         ----------       ----------


Effect of dilutive securities:
     Stock options and performance share awards                     392,586             30,932            255,839           34,027
                                                                -----------        -----------        -----------      -----------
Weighted average common
     shares outstanding, diluted                                 14,371,746         13,943,866         14,205,567       13,936,979
                                                                 ==========         ==========         ==========       ==========

Net earnings per common share, basic                                 $0.186            $ 0.137             $0.223           $0.156
                                                                ===========        ===========        ===========     ============
Net earnings per common share, diluted                               $0.181            $ 0.137             $0.219           $0.156
                                                                ===========        ===========        ===========     ============



* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.